**Illustration Sample Calculation**

Insured: Male, Preferred Non-Tobacco, Issue Age: 45
Death Benefit Option: A
Face Amount: $450,000
Planned Premium: $5,673.00 Paid annually on the Policy Anniversary
Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%

**Policy Value:**

Policy Value = [Beginning Policy Value + Net Premium - Monthly Deductions] x Monthly Accumulation Factor

Derivation of Annual Net Investment Division Rate of Return from Gross Rate of Return:

Net Investment Division Rate of Return =12% Gross Investment Division Rate of Return - 0.75% Assumed Asset Charges* = 11.25%

* Asset charges vary by Investment Division. Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Divisions.
Asset charges represent investment advisory fees and other expenses paid by the portfolios. The Assumed Asset Charge of 0.75% represents the arithmetic average of the investment advisory fees and other expenses for all of the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made:

Net Premium = Gross Premium - Premium Expense Charge
Net Premium = $5,673.00 x (1-4.00%) = $5,446.08

Monthly Deduction = COI Deduction + Policy Fee + Administrative Expense Charge

COI Deduction = [(Death Benefit) / (1.03)^(1/12) - Policy Value] x (Monthly COI Rate)
Current Monthly COI Rate is : 0.11142
The illustrated Death Benefit is: $450,000.00
Policy Value = End of year 4 Policy Value + Net Premium Received = $24,736.93 + [$5,673.00 x (1-4.00%)] = $30,183.01
COI Deduction = [$450,000.00 / 1.00247 - $30,183.01] / 1,000 x 0.11142 = $46.65

Policy Fee = $10.00

Administrative Expense Charge = (Face Amount) / 1000 x (Monthly Administrative Expense Charge Rate)
= $450,000.00 /1,000 x 0.05 = $22.50

Monthly Deduction (for Year 5 Month 1) = $46.65 + $10.00 + $22.50 = $79.15

Monthly Accumulation Factor

The Monthly Accumulation Factor is calculated every day for which the New York Stock Exchange is open. It incorporates the performance of Investment Division and the daily Asset Based Risk charges on the policy.
The Monthly Accumulation Factor is defined as the difference of (1) and (2) divided by (3) where:
(1) The total value of net assets in the investment division
(2) Daily applicable Asset Based Risk charges
(3) The number of outstanding accumulation units

For the illustration, the hypothetical monthly accumulation factor calculated is equivalent to a 11.25% net annual effective rate of return reduced by the Asset Based Risk charges:

Monthly Accumulation Factor (Hypothetical) = (1+11.25%)^[(Number of days in the month)/365] x (1-(ABR Rate)/365)^(Number of days in the month)
Where ^ signifies "to the power of" and a 365 day year is assumed.

The Monthly Accumulation Factor for month 1 of year 5 is calculated as:
Monthly Accumulation Factor = 1.1125 ^ (31/365) x (1-0.15%/365)^31 = 1.008967

The following table contains monthly values for year 5 calculated with the hypothetical assumptions:

| Policy Year | Policy Month | Beginning Policy Value | Net Premium | Value After Premium | COI Charge | Monthly Deduction | Value After Deduction | Days in Month | Monthly Accumulation Factor | Ending Policy Value |
|---|---|---|---|---|---|---|---|---|---|---|
| 5 | 1 | 24,736.93 | 5,446.08 | 30,183.01 | 46.65 | 79.15 | 30,103.86 | 31 | 1.008967 | 30,373.80 |
| 5 | 2 | 30,373.80 | 0 | 30,373.80 | 46.63 | 79.13 | 30,294.67 | 28 | 1.008096 | 30,539.93 |
| 5 | 3 | 30,539.93 | 0 | 30,539.93 | 46.61 | 79.11 | 30,460.82 | 31 | 1.008967 | 30,733.96 |
| 5 | 4 | 30,733.96 | 0 | 30,733.96 | 46.59 | 79.09 | 30,654.87 | 30 | 1.008677 | 30,920.85 |
| 5 | 5 | 30,920.85 | 0 | 30,920.85 | 46.57 | 79.07 | 30,841.78 | 31 | 1.008967 | 31,118.34 |
| 5 | 6 | 31,118.34 | 0 | 31,118.34 | 46.55 | 79.05 | 31,039.29 | 30 | 1.008677 | 31,308.61 |
| 5 | 7 | 31,308.61 | 0 | 31,308.61 | 46.53 | 79.03 | 31,229.58 | 31 | 1.008967 | 31,509.62 |
| 5 | 8 | 31,509.62 | 0 | 31,509.62 | 46.50 | 79.00 | 31,430.61 | 31 | 1.008967 | 31,712.45 |
| 5 | 9 | 31,712.45 | 0 | 31,712.45 | 46.48 | 78.98 | 31,633.47 | 30 | 1.008677 | 31,907.94 |
| 5 | 10 | 31,907.94 | 0 | 31,907.94 | 46.46 | 78.96 | 31,828.98 | 31 | 1.008967 | 32,114.39 |
| 5 | 11 | 32,114.39 | 0 | 32,114.39 | 46.44 | 78.94 | 32,035.46 | 30 | 1.008677 | 32,313.42 |
| 5 | 12 | 32,313.42 | 0 | 32,313.42 | 46.42 | 78.92 | 32,234.50 | 31 | 1.008967 | 32,523.55 |

**Death Benefits:**

For Death Benefit Option A, the death benefit is equal to the greater to the Specified Death Benefit or the Minimum Death Benefit. The Specified Death Benefit is the Face Amount. The Minimum Death Benefit is a percentage of the Policy Value as prescribed in the Internal Revenue Code. For an insured at attained age 50, this percentage is 185%.

Death Benefit = Maximum (Face Amount, Minimum Death Benefit)
Minimum Death Benefit = Policy Value x Factor = $32,523.55 x 1.85 = $60,168.57
Death Benefit = Maximum ($450,000.00, $60,168.57) = $450,000.00

The Death Benefit at the end of Year 5 is $450,000.00

**How Calculations Vary for Other Contract Years:**

* The Asset Based Risk Rate decreases in the 11th year (from 0.15% to 0.00%)
* The Monthly COI rates vary by attained age
* The Policy Fee decreases in the 11th year (from $10.00 to $8.00)
* The Monthly Administrative Charge decreases in the 16th year (from $0.05 per $1,000 of Face Amount to $0.01 per $1,000 of Face Amount)
* IRC prescribed Minimum Death Benefit factors vary by age

## Illustration Sample Calculation

Insured: Male, Preferred Non-Tobacco, Issue Age: 45
Death Benefit Option: A
Face Amount: $450,000
Planned Premium: $5,795.00 Paid annually on the Policy Anniversary
Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%

**Policy Value:**

Policy Value = [Beginning Policy Value + Net Premium - Monthly Deductions] x Monthly Accumulation Factor

Derivation of Annual Net Investment Division Rate of Return from Gross Rate of Return:

Net Investment Division Rate of Return =12% Gross Investment Division Rate of Return - 0.75% Assumed Asset Charges* = 11.25%

* Asset charges vary by Investment Division. Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Divisions.
Asset charges represent investment advisory fees and other expenses paid by the portfolios. The Assumed Asset Charge of 0.75% represents the arithmetic average of the investment advisory fees and other expenses for all of the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made:

Net Premium = Gross Premium - Premium Expense Charge
Net Premium = $5,795.00 x (1-8.50%) = $5,302.43

Monthly Deduction = COI Deduction + Policy Fee + Administrative Expense Charge

COI Deduction = [(Death Benefit) / (1.03)^(1/12) - Policy Value] x (Monthly COI Rate)
Current Monthly COI Rate is : 0.12380
The illustrated Death Benefit is: $450,000.00
Policy Value = End of year 4 Policy Value + Net Premium Received = $23,326.42 + [$5,795.00 x (1-8.50%)] = $28,628.84
COI Deduction = [$450,000.00 / 1.00247 - $28,628.84] / 1,000 x 0.12380 = $52.03

Policy Fee = $10.00

Administrative Expense Charge = (Face Amount) / 1000 x (Monthly Administrative Expense Charge Rate)
= $450,000.00 /1,000 x 0.05 = $22.50

Monthly Deduction (for Year 5 Month 1) = $52.03 + $10.00 + $22.50 = $84.53

Monthly Accumulation Factor

The Monthly Accumulation Factor is calculated every day for which the New York Stock Exchange is open. It incorporates the performance of Investment Division and the daily Asset Based Risk charges on the policy.
The Monthly Accumulation Factor is defined as the difference of (1) and (2) divided by (3) where:
(1) The total value of net assets in the investment division
(2) Daily applicable Asset Based Risk charges
(3) The number of outstanding accumulation units

For the illustration, the hypothetical monthly accumulation factor calculated is equivalent to a 11.25% net annual effective rate of return reduced by the Asset Based Risk charges:

Monthly Accumulation Factor (Hypothetical) = (1+11.25%)^[(Number of days in the month)/365] x (1-(ABR Rate)/365)^(Number of days in the month)
Where ^ signifies "to the power of" and a 365 day year is assumed.

The Monthly Accumulation Factor for month 1 of year 5 is calculated as:
Monthly Accumulation Factor = 1.1125 ^ (31/365) x (1-0.85%/365)^31 = 1.008367

The following table contains monthly values for year 5 calculated with the hypothetical assumptions:

| Policy Year | Policy Month | Beginning Policy Value | Net Premium | Value After Premium | COI Charge | Monthly Deduction | Value After Deduction | Days in Month | Monthly Accumulation Factor | Ending Policy Value |
|---|---|---|---|---|---|---|---|---|---|---|
| 5 | 1 | 23,326.42 | 5,302.43 | 28,628.84 | 52.03 | 84.53 | 28,544.32 | 31 | 1.008367 | 28,783.16 |
| 5 | 2 | 28,783.16 | 0 | 28,783.16 | 52.01 | 84.53 | 28,698.65 | 28 | 1.007555 | 28,915.46 |
| 5 | 3 | 28,915.46 | 0 | 28,915.46 | 51.99 | 84.53 | 28,830.96 | 31 | 1.008367 | 29,072.20 |
| 5 | 4 | 29,072.20 | 0 | 29,072.20 | 51.97 | 84.53 | 28,987.73 | 30 | 1.008096 | 29,222.43 |
| 5 | 5 | 29,222.43 | 0 | 29,222.43 | 51.96 | 84.53 | 29,137.97 | 31 | 1.008367 | 29,381.78 |
| 5 | 6 | 29,381.78 | 0 | 29,381.78 | 51.94 | 84.53 | 29,297.34 | 30 | 1.008096 | 29,534.55 |
| 5 | 7 | 29,534.55 | 0 | 29,534.55 | 51.92 | 84.53 | 29,450.13 | 31 | 1.008367 | 29,696.55 |
| 5 | 8 | 29,696.55 | 0 | 29,696.55 | 51.90 | 84.53 | 29,612.16 | 31 | 1.008367 | 29,859.93 |
| 5 | 9 | 29,859.93 | 0 | 29,859.93 | 51.88 | 84.53 | 29,775.56 | 30 | 1.008096 | 30,016.63 |
| 5 | 10 | 30,016.63 | 0 | 30,016.63 | 51.86 | 84.53 | 29,932.27 | 31 | 1.008367 | 30,182.73 |
| 5 | 11 | 30,182.73 | 0 | 30,182.73 | 51.84 | 84.53 | 30,098.39 | 30 | 1.008096 | 30,342.08 |
| 5 | 12 | 30,342.08 | 0 | 30,342.08 | 51.82 | 84.53 | 30,257.77 | 31 | 1.008367 | 30,510.95 |

**Death Benefits:**

For Death Benefit Option A, the death benefit is equal to the greater to the Specified Death Benefit or the Minimum Death Benefit. The Specified Death Benefit is the Face Amount. The Minimum Death Benefit is a percentage of the Policy Value as prescribed in the Internal Revenue Code. For an insured at attained age 50, this percentage is 185%.

Death Benefit = Maximum (Face Amount, Minimum Death Benefit)
Minimum Death Benefit = Policy Value x Factor = $30,510.95 x 1.85 = $56,445.25
Death Benefit = Maximum ($450,000.00, $56,445.25) = $450,000.00

The Death Benefit at the end of Year 5 is $450,000.00

**How Calculations Vary for Other Contract Years:**

* The Premium Expense Charge decreases in the 11th year from 8.50% to 4.00%
* The Asset Based Risk Rates decrease in the 11th year (from 0.85% to 0.05%) and 21st year (from 0.05% to 0.00%)
* The Monthly COI rates vary by attained age
* The Policy Fee decreases in the 11th year (from $10.00 to $8.00)
* The Monthly Administrative Charge decreases in the 16th year (from $0.05 per $1,000 of Face Amount to $0.01 per $1,000 of Face Amount)